UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 28, 2011, the NYSE Amex stock exchange (the “NYSE Amex”) notified GigOptix, Inc. (the “Company”) that it had conditionally approved the Company’s common stock (the “Common Stock”) for listing. Final approval by the NYSE Amex of the application for listing is subject to certain conditions, some of which are within the control of the Company and others that are outside its control. One of the conditions specifically stated by the NYSE Amex in its notice to the Company requires that the Company complete its proposed merger transaction with Endwave Corporation, which the Company completed on June 17, 2011. Another condition specifically stated by the NYSE Amex in its notice to the Company requires that the trading price of the Common Stock be maintained at or above the minimum price requirement of $2.00 per share for a sustained period of time, generally five trading days, subject to lengthening or shortening by the NYSE Amex depending on how consistently the stock trades above $2.00 during that period, and that the Company maintain a market capitalization of $50 million and a public float of $15 million. On June 23, 2011, the NYSE Amex notified the Company that the time period required for the trading price of the Common Stock to be maintained at or above the minimum price requirement of $2.00 per share and during which the Company must maintain a market capitalization of $50 million and a public float of $15 million will be at least ten consecutive trading days, subject to lengthening or shortening by the NYSE Amex depending on how consistently the stock trades above these requirements during that period.

The Company intends to satisfy those conditions that are within its control. However, there are no assurances that any conditions outside the control of the Company will be satisfied. If any of the conditions are not satisfied, the NYSE Amex will not approve the Company’s listing application, and the Common Stock will not be listed for trading on the NYSE Amex.

The Common Stock will continue to trade on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “GGOX” unless and until all of the conditions to trading on the NYSE Amex have been satisfied and the shares begin officially trading on the NYSE Amex or unless and until the Company has filed an application for listing for another trading exchange and satisfied all of the conditions and requirements for that other trading exchange and the shares begin officially trading on that exchange, after which time the Common Stock will no longer be traded on the OTCBB.

Forward Looking Statements

Statements made in this report, other than statements of historical fact, are forward-looking statements, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. Forward-looking statements are subject to a number of known and unknown risks, which might cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include whether the conditions for approval of an application to list on the NYSE Amex are satisfied and GigOptix common stock is listed on the NYSE Amex, whether the Company will file an application for listing on another trading exchange and that trading exchange has approved the Company’s application and the Company is able to satisfy those conditions for approval for listing on the other exchange, and those risks described in GigOptix’ periodic reports filed with the SEC, and in news releases and other communications. GigOptix disclaims any intention or duty to update any forward-looking statements made in this report.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/s/ Avi Katz
Dr. Avi Katz
Chief Executive Officer

Date: June 24, 2011